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                                                                    EXHIBIT 3.4

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                               PLASMA-THERM, INC.

                  Plasma-Therm, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

                  1. The Amendment to the existing Articles of Incorporation, as amended previously, being effected hereby is the addition of the following new paragraph to Article IX dealing generally with shareholder meetings:

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                  Any action required or permitted to be taken at any annual or special meeting of shareholders of this corporation may be taken only upon the vote of such shareholders at an annual or special meeting duly called, and may not be taken by written consent of such shareholders without a meeing.

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                  2. This Amendment to the Articles of Incorporation was
approved by a majority vote of the stockholders, on the 30th day of April, 1996, and such vote of the stockholders was sufficient for approval of this Amendment.

                  3. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of the State of Florida, all required taxes and fees having been paid.

                  IN WITNESS WHEREOF, Plasma-Therm, Inc. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its President and Secretary this 3rd day of May, 1996.

ATTEST:                                PLASMA-THERM, INC.

         (CORPORATE SEAL)

/s/ Diana M. DeFerrari                 /s/ Ronald S. Deferrari
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Diana M. DeFerrari, Secretary          Ronald S. Deferrari, President